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[LOGO]                            NEW YORK LIFE INSURANCE COMPANY
                                  51 Madison Avenue, New York, NY 10010
                                  212 576-6973
                                  Fax 212 576-8339

                                  THOMAS F. ENGLISH
                                  Senior Vice President & Deputy General Counsel


                                          November 1, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
              VARIABLE ANNUITY SEPARATE ACCOUNT - III
              INVESTMENT COMPANY ACT FILE NUMBER: 811-08904
              SECURITIES ACT FILE NUMBER: 333-81530


Ladies and Gentlemen:

      This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 5 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account
- III ("Separate Account - III"). Separate Account-III receives and invests premiums allocated to it under a flexible premium, multi-funded variable retirement annuity policy ("Annuity Contract"). The Annuity Contract is offered in the manner described in the Registration Statement.

      NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Deputy General Counsel of NYLIAC.

      In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

      1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

      2. Separate Account-III is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account III shall be credited to or charged against Separate Account-III, without regard to other income, gains or losses of NYLIAC.
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Securities and Exchange Commission
November 1, 2004
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      3. The Annuity Contract has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

      4. Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Annuity Contract.

      I consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          Thomas F. English
                                          Senior Vice President and
                                          Deputy General Counsel